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                                                                     EXHIBIT 5.1

 [LETTERHEAD OF GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP]

                               January 27, 1997

Qualix Group, Inc.
1900 South Norfolk Street, #224
San Mateo, CA 94403-1151

        Re:  Registration Statement on Form S-1
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Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-1 (File No. 333-17529) originally filed by Qualix Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on December 10, 1996, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 3,450,000 shares of the Company's Common Stock (the "Shares"). The Shares included an over-allotment option granted by the Company and certain stockholders of the Company to the Underwriters to purchase up to 450,000 additional shares of the Company's Common Stock and are to be sold to the Underwriters as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

    It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                       Very truly yours,

                                       /s/  GUNDERSON DETTMER STOUGH
                                            VILLENEUVE FRANKLIN & HACHIGIAN, LLP
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                                            GUNDERSON DETTMER STOUGH
                                            VILLENEUVE FRANKLIN & HACHIGIAN, LLP